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                                                                     EXHIBIT 3.1


                             ARTICLES OF AMENDMENT
                                    TO THE
                         ARTICLES OF INCORPORATION OF
                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION

     Pursuant to O.C.G.A. (S)14-2-1006 of the Georgia Business Corporation Code, Community Trust Financial Services Corporation, a Georgia corporation, hereby submits the following Articles of Amendment:

                                      I.

     The name of the corporation is Community Trust Financial Services Corporation.

                                      II.

     Article V of the Articles of Incorporation of Community Trust Financial Services Corporation is amended to read as follows:

          "The corporation shall have the authority to issue 10,000,000 shares of common stock, having a par value of $2.50 per share."

     All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                     III.

     This amendment was duly approved and adopted by the Board of Directors of Community Trust Financial Services Corporation at a meeting duly called and constituted on December 14, 1999. The amendment was adopted without shareholder action because shareholder action is not required in accordance with the provisions of (S)14-2-1002 of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officers as of the 14/th/ date of December, 1999.

                                         COMMUNITY TRUST FINANCIAL SERVICES
                                         CORPORATION

(SEAL)
                                         By: /s/ Ronnie L. Austin
                                            -------------------------------
                                            Ronnie L. Austin, President
Attest:


By: /s/ Angel J. Byrd
   -----------------------------
     Angel J. Byrd
     Secretary